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                                                                       EXHIBIT 6

                             [LEHMAN BROTHERS LOGO]



                                                                    May 21, 2002

                                   TRANSACTION

SmithKline Beecham Corporation
One Franklin Plaza
200 N. 16th Street
Philadelphia, PA 19102
Attn: Donald Parman, fax 215-751-5349
CC: James Wheatcroft, fax 44-20-8047-7898
--------------------------------------------------------------------------------
Global Deal Id: 245468
Effort Id:      234118

Dear Sir or Madam:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Lehman Brothers Finance S.A. ("Party A") and SmithKline Beecham Corporation ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of May 21, 2002, as amended and supplemented from time to time (the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions") and the 2000 ISDA Definitions (the "Swap Definitions", and together with the Equity Definitions, the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. References herein to "Transaction" shall be deemed references to "Swap Transaction" for purposes of the Swap Definitions and "Share Swap Transaction" for purposes of the Equity Definitions. In the event of any inconsistency between the Equity Definitions and the Swap Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will govern.

Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Party A and Party B each represents that (a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors' rights generally and to equitable principles of general application.

The terms of the Transaction to which this Confirmation relates are as follows:

Agent: Lehman Brothers Inc. ("LBI") is acting as agent on behalf of Party A and Party B for this Transaction. LBI has no obligations, by guarantee, endorsement or otherwise, with respect to the performance of this Transaction by either party.


                          LEHMAN BROTHERS FINANCE S.A.
          TALSTRASSE 82 - P.O. BOX 2828 - CH-8021 ZURICH - SWITZERLAND TELEPHONE (41-1) 287 88 42 - TELEFAX (41-1) 287 88 25 - TELEX 812096 LBFS CH

(a)   GENERAL TERMS

  Trade Date:                      May 21, 2002

  Effective Date:                  Three (3) Exchange Business Days next
                                   following the Trade Date

  Valuation Date:                  Each Averaging Date

  Valuation Time:                  4:00 p.m. (local time in New York)

  Shares:                          The common stock of Quest Diagnostics, Inc.
                                   (the "Issuer") Ticker: DGX

  Exchange:                        New York Stock Exchange

  Related Exchange(s):             Any exchange on which options or futures on
                                   the Shares are traded.

  Number of Shares:                1,000,000

  Initial Price:                   USD84.55

  Depreciation Floor:              USD84.55

  Appreciation Cap:                USD125.30

  Final Price:                     To the extent Physical Settlement is
                                   applicable, Final Price shall be the closing price per Share quoted by the Exchange on each Averaging Date at the Valuation Time, without regard to extended or after hours trading. To the extent Cash Settlement is applicable, Final Price shall be the arithmetic average of the Relevant Prices, and "Relevant Price" shall be the closing price per Share quoted by the Exchange on each Averaging Date at the Valuation Time, without regard to extended or after hours trading.

  Averaging                        Dates: March 10, 2008, March 11, 2008, March
                                   12, 2008, March 13, 2008, March 14, 2008,
                                   March 17, 2008, March 18, 2008, March 19,
                                   2008, March 20, 2008 and March 24, 2008

  Averaging Date Market
   Disruption:                     Modified Postponement

  Delivery Adjustment:             (a) If the Final Price is less than or equal
                                   to the Depreciation Floor, then the Delivery
                                   Adjustment equals 1.0

                                   (b) If the Final Price is greater than the Depreciation Floor, but less than or equal to the Appreciation Cap, then the Delivery Adjustment equals a fraction, the numerator of which is the Depreciation Floor and the denominator of which is the Final Price

                                   (c) If the Final Price is greater than the Appreciation Cap, then the Delivery Adjustment equals 1.0 minus ((the Appreciation Cap minus the Depreciation Floor) divided by the Final Price).

(b)   PARTY A'S PAYMENT OF PURCHASE PRICE

  Purchase Price:                  USD84,550,000.00


         Risk ID: N0205814 / Effort ID: 234118 / Global Deal ID: 245468

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  Payment Date:                    To the extent Physical Settlement is
                                   applicable, Party A will pay the Purchase
                                   Price divided by the Number of Averaging
                                   Dates to Party B on each Delivery Date. To the extent Cash Settlement is applicable, Party A will pay the Purchase Price to Party B on the Cash Settlement Payment Date.

(c)   PARTY B'S DELIVERY OBLIGATIONS

  Settlement Amount:               On each Averaging Date, the relevant Delivery
                                   Adjustment multiplied by the relevant Number of Shares for the relevant Averaging Date, provided that if such calculation results in any fractional Share, the Settlement Amount shall be rounded up to the next whole number of Shares and Party A shall pay the cash value thereof to Party B.

  Cash Settlement
   Amount: The Delivery Adjustment multiplied by the Number of Shares multiplied by the Final Price

  Delivery Date:                   Three (3) Exchange Business Days next
                                   following each Averaging Date

  Settlement Option:               Party B may elect Physical or Cash Settlement
                                   (with respect to all or a portion of the Number of Shares) by delivering a written notice of such election to Party A on or prior to the Election Date. If Party B elects
                                   Physical or Cash Settlement with respect to a portion of the Number of Shares, (i) Party B will be deemed to elect the other Settlement
                                   Option with respect to the remainder of the Number of Shares, (ii) the Number of Shares for each settlement option shall be deemed to be the portion with respect to which such election was made and (iii) the Purchase
                                   Price shall be allocated between the
                                   settlement options proportionally to the
                                   Number of Shares for each settlement option.
                                   If Party B does not provide such notice, Physical Settlement shall apply if the Posted
                                   Collateral on the Election Date consists of a number of freely-tradable Shares equal to the Number of Shares in book entry form;
                                   otherwise, Cash Settlement shall apply.

  Election Date:                   The fifth (5th) Exchange Business Day prior
                                   to the first Averaging Date

  Physical Settlement:             To the extent Physical Settlement applies,
                                   the Transaction shall expire in equal
                                   proportions of Shares on each Averaging Date, with the Delivery Date for each such Averaging Date occurring three (3) Exchange
                                   Business Days after each such Averaging Date.
                                   On each such Delivery Date Party B will
                                   deliver a number of freely-tradable Shares in book-entry form equal to the Settlement
                                   Amount to Party A, free and clear of any Encumbrances or Transfer Restrictions. Party
                                   B acknowledges and understands that any such delivery may require Party B to provide an opinion of counsel and other documentation in a form acceptable to the Issuer and the transfer agent for the Shares to ensure the conversion of such Shares into book-entry form in advance of any delivery.

  Cash Settlement:                 To the extent Cash Settlement applies, Party
                                   B will pay the Cash Settlement Amount to Party A on the Cash Settlement Payment Date.


         Risk ID: N0205814 / Effort ID: 234118 / Global Deal ID: 245468

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  Cash Settlement
   Payment Date:                   Three Exchange Business Days next following
                                   the final Averaging Date

  Collateral:                      If Party B elects to Transfer (and Transfers)
                                   the Independent Amount to Party A (which
                                   Independent Amount shall constitute Eligible
                                   Collateral with respect to Party B), Party
                                   A's Exposure under this Transaction shall be zero and Party B's Credit Support Amount (as
                                   Secured Party) shall be calculated without subtracting the Independent Amounts referred to in clause (iii) of the definition thereof;
                                   otherwise, Party A's Exposure under this Transaction shall be calculated as provided in the Credit Support Annex. At any time
                                   Party B may revoke such election by
                                   Transferring to Party A under the Credit
                                   Support Annex the then Delivery Amount
                                   (determined ignoring the Independent Amount and with Party A's Exposure under this Transaction being calculated as provided in the Credit Support Annex), in which case
                                   Party A shall promptly Transfer the
                                   Independent Amount to Party B. Party B
                                   acknowledges and understands that any
                                   revocation of its election to Transfer the Independent Amount may result in such Shares becoming subject to transfer restrictions under the Securities Act of 1933, as amended
                                   (the "1933 Act"), if such Shares have
                                   previously been converted into book-entry form. "Independent Amount" means, with respect to Party B for this Transaction, a number of Shares free and clear of any Encumbrances or Transfer Restrictions (other than transfer restrictions arising under the 1933 Act and other than under the Stockholders Agreement, dated as of August
                                   16, 1999, between SmithKline Beecham PLC and the Issuer (the "Stockholders Agreement")) equal to the Number of Shares. The
                                   Independent Amount shall include all
                                   Distributions with respect to all Posted
                                   Collateral (other than cash dividends which are not Extraordinary Dividends).
                                   Notwithstanding any provision to the contrary in the Credit Support Annex, the Independent
                                   Amount shall be delivered by Party B without regard to the Minimum Transfer Amount and, except as provided above, Party A shall have no obligation to return the Independent
                                   Amount to Party B until all of Party B's obligations with respect to this Transaction have been satisfied. Party B agrees to provide three stock powers executed in blank with respect to each certificate evidencing any Shares delivered as Posted Collateral and to update such stock powers as necessary.

                                   Party A may use any Shares constituting
                                   Posted Collateral and the Independent Amount pursuant to Section 6(c) of the Credit Support Annex only upon Party B's consent. Party A agrees that if it uses any Shares pursuant to Section 6(c) of the Credit Support Annex, it will provide additional collateral to Party B, the terms of which shall be consistent with market practice for stock loans of U.S. liquid equity securities unless the parties agree otherwise. Party B acknowledges and understands that any such use may require Party B to provide an opinion of counsel and other documentation in a form acceptable to the Issuer and the transfer agent for the Shares to ensure the conversion of such Shares into book-entry form prior to such use. Party A agrees to cooperate in good faith with respect to the conversion of Shares into book-entry form. Party A agrees that LBI will hold any Shares constituting Posted Collateral in connection with this Transaction, that Party B is the beneficial owner of such Shares, and that, if such Shares are being held by LBI in book-entry form and are not being used by Party A pursuant to Section 6(c) of the Credit Support Annex, LBI will


         Risk ID: N0205814 / Effort ID: 234118 / Global Deal ID: 245468

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                                   comply with its obligations under applicable
                                   law and regulation (including the rules of the New York Stock Exchange and the National Association of Securities Dealers) to forward to the beneficial owner all proxy and other materials properly furnished to it by the Issuer, in accordance with its standard business practices.

ADJUSTMENTS:

    Method of Adjustment:               Calculation Agent Adjustment

    Extraordinary Dividends:            For purposes of this Transaction and the
                                        definition of a "Potential Adjustment
                                        Event" (without limiting the generality
                                        of clause (iii) of Section 9.1(e) of the Equity Definitions), an "Extraordinary
                                        Dividend" shall mean, as calculated by
                                        the Calculation Agent, (i) any cash
                                        dividend or distribution declared with
                                        respect to the Shares at a time when the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods; (ii) any increase or decrease by more than 5% (determined on an annualized basis) in the then current quarterly dividend or (iii) any other
                                        "special" cash or non-cash dividend on
                                        or distribution with respect to the
                                        Shares which is, by its terms or
                                        declared intent, declared and paid
                                        outside the normal operations or normal
                                        dividend procedures of the Issuer.

EXTRAORDINARY EVENTS:

    Consequences of Merger Events:

    (a)  Share-for-Share:               Alternative Obligation

    (b)  Share-for-Other:               Cancellation and Payment

    (c)  Share-for-Combined:            Alternative Obligation with respect to
                                        the New Shares and Cancellation and
                                        Payment with respect to the Other
                                        Consideration

Alternative Obligation:                 The applicable definition of
                                        "Alternative Obligation" in subsections
                                        9.3(b)and (d) of the Equity Definitions
                                        shall be amended by adding the following at the end of each such subsection:

                                        "including any one or more of the
                                        Initial Price, Final Price, Relevant
                                        Price, Number of Shares, Appreciation
                                        Cap, Depreciation Floor, Delivery
                                        Adjustment and any other variable
                                        relevant to the exercise, settlement or
                                        payment terms of each such Transaction.
                                        In addition, the Calculation Agent will
                                        determine if the change in the
                                        volatility of the New Shares (as
                                        compared with the Shares) affects the
                                        theoretical value of any such
                                        Transaction, and if so, shall in a
                                        commercially reasonable manner make an
                                        adjustment to the Appreciation Cap to
                                        reflect such change in theoretical
                                        value. Any adjustment made pursuant to
                                        this paragraph will be effective as of
                                        the date determined by the Calculation
                                        Agent on or following the Merger Date.

NATIONALIZATION, INSOLVENCY,
 HEDGING DISRUPTION EVENT, BORROW
 LOSS OR INCREASE IN BORROW COSTS:      Cancellation and Payment

Definitions:                            The definition of "Merger Event" in
                                        Section 9.2(a) of the Equity Definitions shall be amended by deleting subsection
                                        9.2(a)(iii) in its entirety and
                                        replacing it with the following:

                                        "(iii) other takeover offer for the
                                        Shares that results in a transfer of or
                                        an irrevocable commitment to transfer
                                        25% or more of all the


         Risk ID: N0205814 / Effort ID: 234118 / Global Deal ID: 245468
                                        outstanding Shares (other than the
                                        Shares owned or controlled by the
                                        offeror)"

                                        For purposes of the definition of
                                        "Cancellation and Payment" in Sections
                                        9.3(c)(ii), 9.3(d)(ii) and 9.6, this
                                        Transaction shall be deemed to be a
                                        Share Option Transaction. The amount
                                        payable upon Cancellation and Payment
                                        will be the amount agreed upon promptly
                                        by the parties after the Merger Date or
                                        the date of the occurrence of the
                                        Nationalization, Insolvency, Hedging
                                        Disruption Event, Increase in Borrow
                                        Costs or Borrow Loss, as the case may
                                        be. In the absence of such agreement,
                                        the amount payable will be determined by the Calculation Agent in a commercially reasonable manner (without the requirement of soliciting dealer quotations) as the fair value of the Transaction with terms that would preserve the economic equivalent of any payment or delivery (assuming satisfaction of each applicable condition precedent) by the parties in respect of the relevant Transaction that would have been required after that date but for the occurrence of the Nationalization, Insolvency, Hedging
                                        Disruption Event, Increase in Borrow
                                        Costs, Borrow Loss or Merger Event, as
                                        applicable. The Calculation Agent will
                                        determine the amount payable on the
                                        basis of the factors identified in
                                        subparagraphs (i), (ii) and (iii) in
                                        Section 9.7(b) and such other factors as it deems appropriate in a commercially reasonable manner.

Additional Extraordinary
 Events: "Hedging Disruption Event" means that the Shares cease to be listed on or quoted by the Exchange, the Nasdaq National Market System or the American Stock Exchange for any reason (other than a Merger Event).

                                        If an Increase in Borrow Costs occurs,
                                        then by the Valuation Time on the day
                                        such event occurs, Party B shall:

                                        (a) (i) permit Party A to use the Shares posted as Posted Collateral and the Independent Amount pursuant to Section 6(c) of the Credit Support Annex and
                                        (ii) ensure that such Shares are freely
                                        tradable and have been converted into
                                        book-entry form; or

                                        (b) agree to adjustments to the terms of this Transaction to reflect the Total Borrow Cost, which adjustments will be determined by the Calculation Agent in a commercially reasonable manner; or

                                        (c) agree to pay the Total Borrow Cost.

                                        If Party B does not agree to (a), (b) or
                                        (c) by the Valuation Time on the day on
                                        which the Increase in Borrow Costs
                                        occurs, Cancellation and Payment shall
                                        immediately be applicable.

                                        If a Borrow Loss occurs, the Calculation
                                        Agent shall notify Party A and Party B
                                        and Cancellation and Payment shall
                                        immediately be applicable unless, by the later of the Valuation Time on the day on which the Borrow Loss occurs or three hours after such notification, (i) Party B permits Party A to use the Shares posted as Posted Collateral and the Independent Amount pursuant to Section 6(c) of the Credit Support Annex and
                                        (ii) such Shares are freely tradable and have been converted into book-entry form.


         Risk ID: N0205814 / Effort ID: 234118 / Global Deal ID: 245468

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                                        Party B acknowledges and understands
                                        that any use of the Shares posted as
                                        Posted Collateral pursuant to Section
                                        6(c) of the Credit Support Annex may
                                        require Party B to provide an opinion of counsel and other documentation in a form acceptable to the Issuer and the transfer agent for the Shares to ensure the conversion of such Shares into book-entry form prior to the occurrence of the Borrow Loss or the Increase in Borrow Costs, as applicable.

                                        If Party A is permitted to use the
                                        Shares posted as Posted Collateral
                                        pursuant to Section 6(c) of the Credit
                                        Support Annex, Party A shall adjust the
                                        terms of this Transaction in a
                                        commercially reasonable manner to
                                        reflect its lower borrowing costs for
                                        the period that Party A is permitted to
                                        use the Shares (which borrowing costs
                                        will reflect the interest rate earned by Party A on any collateral posted to Party B in connection with such use).

                                        The Calculation Agent shall notify both
                                        parties as soon as the average rebate
                                        earned by Party A on collateral posted
                                        for any Shares borrowed in connection
                                        with this Transaction is at or below 1%
                                        (determined on an annualized basis).

                                        "Borrow Cost" means the difference
                                        between the actual rebate earned by
                                        Party A on collateral posted for any
                                        Shares borrowed in connection with this
                                        Transaction and the General Collateral
                                        Rate, multiplied by the closing price
                                        per Share quoted by the Exchange at the
                                        Valuation Time on the preceding Exchange
                                        Business Day, multiplied by the Hedge
                                        Delta on the preceding Exchange Business
                                        Day, calculated on an actual/360 basis,
                                        as determined by the Calculation Agent
                                        in a commercially reasonable manner.

                                        "Borrow Loss" means that it becomes
                                        impracticable for Party A to borrow
                                        Shares equal to its desired Hedge Delta
                                        on any day, as determined by the
                                        Calculation Agent in a commercially
                                        reasonable manner.

                                        "General Collateral Rate" means the
                                        general collateral rebate rate earned by market participants in general on collateral posted for U.S. liquid equity securities as determined by the Calculation Agent in a commercially reasonable manner. The Calculation Agent will provide evidence of the General Collateral Rate to either party upon request.

                                        "Hedge Delta" means the number of Shares borrowed by Party A in connection with this Transaction, as determined by the Calculation Agent in a commercially reasonable manner.

                                        "Increase in Borrow Costs" means that
                                        the actual rebate earned by Party A on
                                        collateral posted for any Shares
                                        borrowed in connection with this
                                        Transaction is at or below zero for ten
                                        (10) days or longer, as determined by
                                        the Calculation Agent in a commercially
                                        reasonable manner.

                                        "Total Borrow Cost" means the Borrow
                                        Cost for every day from the day on which the Increase in Borrow Costs occurs until the final Delivery Date, the Cash Settlement Payment Date or the effective date for any Elected Termination, as applicable.


         Risk ID: N0205814 / Effort ID: 234118 / Global Deal ID: 245468

Bankruptcy Code:                        Without limiting any other protections
                                        under the Bankruptcy Code (Title 11 of
                                        the United States Code) (the "Bankruptcy
                                        Code"), the Parties hereto intend for:

                                        (a) This Transaction and the Agreement
                                        to be a "swap agreement" as defined in
                                        the Bankruptcy Code, and the parties
                                        hereto to be entitled to the protections afforded by, among other Sections,
                                        Section 560 of the Bankruptcy Code.

                                        (b) A party's right to liquidate this
                                        Transaction and to exercise any other
                                        remedies upon the occurrence of any
                                        Event of Default or Termination Event
                                        under the Agreement or this Transaction
                                        to constitute a "contractual right" as
                                        described in Section 560 of the
                                        Bankruptcy Code.

                                        (c) Any cash, securities or other
                                        property provided as performance
                                        assurance, credit support or collateral
                                        with respect to this Transaction or the
                                        Agreement to constitute "transfers"
                                        under a "swap agreement" as defined in
                                        the Bankruptcy Code.

                                        (d) All payments for, under or in
                                        connection with this Transaction or the
                                        Agreement, all payments for any
                                        securities or other assets and the
                                        transfer of such securities or other
                                        assets to constitute "transfers" under a "swap agreement" as defined in the Bankruptcy Code.

Party B Representations:                In addition to the representations set
                                        forth in the Agreement, Party B further
                                        represents that;

                                        (a) Neither Party A nor any of its
                                        affiliates has advised Party B with
                                        respect to any legal, regulatory, tax,
                                        accounting or economic consequences
                                        arising from this Transaction, and
                                        neither Party A nor any of its
                                        affiliates is acting as agent (other
                                        than LBI as dual agent if specified
                                        above), or advisor for Party B in
                                        connection with this Transaction.

                                        (b) Party B is not in possession of
                                        any material non-public information
                                        concerning the business, operations or
                                        prospects of the Issuer and was not in
                                        possession of any such information at
                                        the time of placing any order with
                                        respect to the Transaction.

                                        "Material" information for these
                                        purposes is any information to which an
                                        investor would reasonably attach
                                        importance in reaching a decision to
                                        buy, sell or hold any securities of the
                                        Issuer(s).

                                        (c) Party B is the legal and beneficial
                                        owner of the Shares, free and clear of
                                        any Encumbrances or any Transfer
                                        Restrictions (other than transfer
                                        restrictions arising under the 1933 Act
                                        and other than under the Stockholder's
                                        Agreement), and, upon the transfer of
                                        the Shares to Party A in settlement of
                                        this Transaction (except to the extent
                                        that Party B elects the Cash Settlement
                                        option, if any) Party A will acquire
                                        good and marketable title and will be
                                        the beneficial owner of the Shares, free and clear of any Encumbrances or any Transfer Restrictions.

                                        "Encumbrance" means any pledge,
                                        hypothecation, assignment, encumbrance,
                                        charge, claim, security interest,
                                        option, preference,


         Risk ID: N0205814 / Effort ID: 234118 / Global Deal ID: 245468
                                        priority or other preferential
                                        arrangement of any kind or nature
                                        whatsoever, or other charge, claim or
                                        other encumbrance (other than an
                                        Encumbrance routinely imposed on all
                                        securities in the relevant Clearance
                                        System).

                                        "Transfer Restriction" means, with
                                        respect to any security or other
                                        property, any condition to or
                                        restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto, whether set forth in such security or other property itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such security or other property be consented to or approved by any person, including, without limitation, the Issuer or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such security or other property, (iii) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to be given to the Issuer, any other obligor on or any registrar or transfer agent for, such security or other property, and (iv) any registration or qualification requirement or prospectus delivery requirement for such security or other property pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising as a result of Rule 144 or Rule 145 under the 1933 Act).

                                        (d) As of the date hereof (without
                                        giving effect to the transactions
                                        contemplated hereby) Party B is the
                                        beneficial owner (as defined in Rule
                                        13d-3 under the Securities Exchange Act
                                        of 1934 (the "1934 Act")) of 22,128,672
                                        Shares, which constitutes approximately
                                        22.8% of the outstanding Shares of the
                                        Issuer (as at April 30, 2002). Party B
                                        is currently, and in the past has been,
                                        in compliance with any applicable
                                        reporting and other obligations under
                                        Section 13 and Section 16 of the 1934
                                        Act. Party B shall comply with all
                                        applicable reporting and other
                                        requirements of Section 13 and Section
                                        16 of the 1934 Act (and the rules and
                                        regulations promulgated thereunder)
                                        relating to this Transaction. Party B
                                        will provide Party A with a draft of any amendments to its Schedule 13D which relate to the Transaction and will give Party A a reasonable opportunity to comment on the draft. Party B shall promptly file all amendments to its
                                        Schedule 13D in a form reasonably
                                        acceptable to Party A.

                                        (e) Party B's entry into this
                                        Transaction, any sale of Shares
                                        hereunder, the pledge of any Eligible
                                        Collateral hereunder and Party A's
                                        exercise of all rights and remedies
                                        hereunder with respect to such Eligible
                                        Collateral complies with and is not in
                                        any way limited by (i) any trading or
                                        "blackout" policies of the Issuer or
                                        (ii) any other conditions or
                                        restrictions imposed by the Issuer on
                                        the sale, transfer, loan, pledge,
                                        disposition or other use by its
                                        employees of any Eligible Collateral or
                                        Shares.

                                        (f) Party B acquired the Shares and paid for the Shares in full more than one year prior to the Trade Date. Party B did not acquire the


         Risk ID: N0205814 / Effort ID: 234118 / Global Deal ID: 245468

                                        Shares in contemplation of, or in a
                                        transaction that was contingent upon,
                                        entering into this Transaction.

                                        (g) Neither Party B nor any person who
                                        would be considered to be the same
                                        "person" (as such term is used in Rule
                                        144(a)(2) under the 1933 Act, has sold
                                        any Shares or hedged (through swaps,
                                        options, short sales or otherwise) any
                                        long position in the Shares during the
                                        preceding three (3) months prior to the
                                        Trade Date. For purposes of this
                                        paragraph, "Shares" shall be deemed to
                                        include securities convertible into or
                                        exchangeable or exercisable for Shares
                                        and any other security or instrument
                                        that would be subject to aggregation
                                        under paragraphs (a)(2) and (e) of Rule
                                        144 under the 1933 Act.

                                        (h) Party B has not made, and will not
                                        make, any payment in connection with the offering or sale of the Shares to any person other than Party A.

                                        (i) Party B has not solicited or
                                        arranged for the solicitation of, and
                                        will not solicit or arrange for the
                                        solicitation of, orders to buy Shares in anticipation of or in connection with any proposed sale of the Shares.

                                        (j) The Shares constituting Posted
                                        Collateral are currently eligible for
                                        public resale by Party B pursuant to
                                        Rule 144 under the 1933 Act. Party B
                                        acknowledges and agrees that (i) the
                                        entering into of this Confirmation will
                                        constitute a sale for purposes of Rule
                                        144, (ii) Party B has not taken and will not take any action that would cause the sale made pursuant to this Confirmation to fail to meet all applicable requirements of Rule 144, including without limitation, the volume limitations of Rule 144(e).

MUTUAL REPRESENTATION:                  Party A and Party B each represent that
                                        the Number of Shares will not exceed the greater of (i) 1% of the outstanding
                                        Shares as shown by the most recent
                                        report or statement published by the
                                        Issuer, or (ii) the average reported
                                        weekly volume of trading in the Shares
                                        during the four calendar weeks preceding the Trade Date.

COVENANTS:                              (a) Party B will transmit three signed
                                        copies of a Form 144 for filing with the Securities and Exchange Commission (the
                                        "SEC"), the Exchange and the Issuer
                                        concurrently with the execution of this
                                        Confirmation.

                                        (b) Party B will send to Party A via
                                        facsimile a copy of each Form 144 and
                                        each filing under Section 13 or 16 of
                                        the Exchange Act, if any, relating to
                                        this Transaction concurrently with
                                        filing or transmission for filing, as
                                        the case may be, of such form to or with the SEC.

                                        (c) Party A covenants that, through its
                                        affiliate Lehman Brothers Inc., it will
                                        introduce into the public market a
                                        number of Shares equal to the Number of
                                        Shares in a manner consistent with the
                                        manner-of-sale conditions described in
                                        144(f) and (g) under the 1933 Act.


         Risk ID: N0205814 / Effort ID: 234118 / Global Deal ID: 245468

                                        (d) Each party acknowledges and agrees
                                        that upon execution of this
                                        Confirmation, this Confirmation shall
                                        constitute a "binding commitment" within the meaning of the interpretive letter from the SEC to Goldman, Sachs & Co. dated December 20, 1999.

Elected Termination:                    Party B may elect to terminate this
                                        Transaction upon mutually agreed upon
                                        terms. The Calculation Agent will
                                        calculate any amounts owing upon such
                                        early termination in a commercially
                                        reasonable manner. Upon request, the
                                        Calculation Agent will provide the
                                        assumptions it used to calculate any
                                        amounts owing.

Payments on Early Termination:          Party A and Party B agree that for this
                                        Transaction, for purposes of Section
                                        6(e) of the Agreement, Loss and the
                                        Second Method will apply.

Additional Provision:                   Party B hereby identifies the Shares
                                        initially pledged as Posted Collateral
                                        under this Transaction as a position
                                        with respect to personal property that
                                        is an offsetting position with respect
                                        to Party B's rights and obligations
                                        hereunder and that is part of a
                                        "straddle" with such rights and
                                        obligations within the meaning of
                                        section 1092 of the Internal Revenue
                                        Code of 1986, as amended, and Party A
                                        acknowledges that Party B has identified the Shares for that purpose.

Calculation Agent:                      Lehman Brothers Inc., whose adjustments,
                                        determinations and calculations shall be made in a commercially reasonable manner.

THIS TRANSACTION HAS BEEN ENTERED INTO FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS; THIS TRANSACTION MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF APPROPRIATE REGISTRATION UNDER SUCH SECURITIES LAWS EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS.

Please confirm your agreement with the foregoing by executing this Confirmation and returning it to us at facsimile number 201-524-2080, Attention:
Documentation.

Yours sincerely,                         Confirmed as of the date first above
                                         written:
LEHMAN BROTHERS FINANCE S.A.             SMITHKLINE BEECHAM CORPORATION

By: /s/ Philip Franz                     By: /s/ Donald F. Parman
    ---------------------------              ----------------------------
Name:  Philip Franz                      Name:  Donald F. Parman
Title: Vice President                    Title: Vice President & Secretary



By: /s/ Diana Nottingham
    ---------------------------
Name:  Diana Nottingham
Title: Vice President


Execution time will be furnished upon Counterparty's written request.


         Risk ID: N0205814 / Effort ID: 234118 / Global Deal ID: 245468